EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


Board of Directors
ATNG Inc.
Fenton, Michigan

We hereby consent to the incorporation by reference in this Registration Statement of ATNG, inc. on Form S-8, of our report dated April 30, 2003, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern of ATNG, Inc. for the year ended December 31, 2002 and to all references to our firm included in this Registration Statement.


//s//


Atkins and Russell, PLC
Oklahoma City, Oklahoma
June 15, 2004


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